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                                   Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of TCA Cable TV, Inc. on Form S-8 (File Nos. 2-82934, 2-88892, 33-21901, 33-49172,
33-33898 and 33-55895) and Form S-3 (File Nos. 33-61616, 33-44289 and 33-40273)
of our report dated January 20, 1995, on our audits of the consolidated financial statements of TCA Cable TV, Inc. and Subsidiaries as of October 31, 1994 and 1993 and for the years ended October 31, 1994, 1993, and 1992 which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND L. L. P.

Dallas, Texas
January 20, 1995